                                                                  Exhibit 99.10


                 Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report on the financial statements of WM Life Deferred Variable Annuity Account dated April 9, 1998, and our report on the financial statements of SAFECO Life Insurance Company and Subsidiaries dated February 13, 1998, in the Initial Registration Statement of SAFECO Life Deferred Variable Annuity Account under the Securities Act of 1933 (Form N-4, No. 811-4961), filed on September 30, 1998, and related Prospectus of SAFECO Life Deferred Variable Annuity Account.

                                         /s/ Ernst & Young LLP

Seattle, Washington
September 29, 1998